Exhibit 4.2

$300,000,000

BONANZA CREEK ENERGY, INC.

$300,000,000 6 ¾% Senior Notes due 2021

REGISTRATION RIGHTS AGREEMENT

April 9, 2013

WELLS FARGO SECURITIES, LLC

550 S. Tryon Street

Charlotte, North Carolina 28202

As Representative of the Initial Purchasers
listed in Schedule I hereto

Ladies and Gentlemen:

Bonanza Creek Energy, Inc., a Delaware corporation (the “Company”), is issuing and selling to Wells Fargo Securities, LLC, as representative of the several initial purchasers listed in Schedule I hereto (the “Initial Purchasers”), upon the terms set forth in the Purchase Agreement dated April 4, 2013, by and among the Company, the Initial Purchasers and the subsidiary guarantors named therein (the “Purchase Agreement”), $300,000,000 aggregate principal amount of 6 ¾% Senior Notes due 2021 issued by the Company, including the guarantees thereto (each, a “Note” and collectively, the “Notes”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the subsidiary guarantors listed in the signature pages hereto agree with the Initial Purchasers, for the benefit of the Holders (as defined below) of the Notes (including, without limitation, the Initial Purchasers), as follows:

1.                                      Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Advice:  See Section 5(w).

Agreement:  This Registration Rights Agreement, dated as of the Closing Date, between the Company and the Initial Purchasers.

Applicable Period:  See Section 2(e).

Business Day:  A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: April 9, 2013.

Company:  See the introductory paragraph to this Agreement.

Day:  Unless otherwise expressly provided, a calendar day.

Effectiveness Target Date:  The 330th day after the Closing Date.

Effectiveness Period:  See Section 3(a).

Event Date:  See Section 4(b).

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes:  Senior Secured Notes due 2021 of the Company, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

Exchange Offer:  See Section 2(a).

Exchange Offer Registration Statement:  See Section 2(a).

FINRA:  Financial Industry Regulatory Authority:

Holder:  Any beneficial holder of Transfer Restricted Securities.

Indemnified Party:  See Section 8(c).

Indemnifying Party:  See Section 8(c).

Indenture:  The Indenture, dated as of the Closing Date, among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Purchasers:  See the introductory paragraph to this Agreement.

Initial Shelf Registration:  See Section 3(a).

Inspectors:  See Section 5(o).

Lien: Shall have the meaning set forth in the Indenture.

Losses:  See Section 7(a).

Notes:  See the introductory paragraph to this Agreement.

Participating Broker-Dealer:  See Section 2(e).

Person:  An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Prospectus:  The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement:  See the introductory paragraph to this Agreement.

Records:  See Section 5(o).

Registration Statement:  Any registration statement of the Company and the Subsidiary Guarantors filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Shelf Registration Statement and any Subsequent Shelf Registration) that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144:  Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A:  Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415:  Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 405: Rule 405 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A:  Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC:  The Securities and Exchange Commission.

Securities:  The Notes and the Exchange Notes.

Securities Act:  The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Registration Statement:  See Section 3(b).

Special Interest:  See Section 4(a).

Subsequent Shelf Registration:  See Section 3(b).

Subsidiary Guarantor:  Each subsidiary of the Company that guarantees the obligations of the Company under the Notes and Indenture.

TIA:  The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities:  Each Note until the earliest to occur of (1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer; (2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement; (3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or (4) the date on which such Note is actually sold pursuant to Rule 144 under the Securities Act.

Trustee:  The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.                                      Exchange Offer

(a)                                 Unless the Exchange Offer would not be permitted by applicable laws or a policy of the SEC, the Company shall (and shall cause each Subsidiary Guarantor to) (i) prepare and file with the SEC as promptly as practicable, a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Target Date, (iii) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, and (iv) commence the Exchange Offer and use its commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered in accordance with the terms of the Exchange Offer.  The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)                                 The Exchange Notes shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA).

(c)                                  Interest on the Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.  Each Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)                                 The Company may require each Holder as a condition to participation in the Exchange Offer to make such representations as may be required by applicable law or any applicable interpretation of the staff of the SEC, including (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an “affiliate” of the Company within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)                                  The Company shall (and shall cause each Subsidiary Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Initial Purchasers which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the staff of the SEC.  Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes.  The Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for a period (the “Applicable Period”) beginning when the Exchange Securities are first issued in the Exchange Offer and ending on the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such Participating Broker-Dealers no longer hold Transfer Restricted Securities.

(f)                                   [Intentionally Omitted].

(g)                                  In connection with the Exchange Offer, the Company shall (and shall cause each Subsidiary Guarantor to):

(i)                                     mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)                                  keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law)

(iii)                               utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

(iv)                              permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)                                 otherwise comply in all material respects with all applicable laws.

(h)                                 As soon as practicable after the close of the Exchange Offer, the Company shall (and shall cause each Subsidiary Guarantor to):

(i)                                     accept for exchange all Transfer Restricted Securities validly tendered pursuant to the Exchange Offer and not validly withdrawn;

(ii)                                  deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iii)                               cause the Trustee to authenticate and deliver promptly to each Holder tendering such Transfer Restricted Securities, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

(i)                                     The Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture, and that the Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

3.                                      Shelf Registration

If (1) the Company and the Subsidiary Guarantors are not required to file the Exchange Offer Registration Statement or are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or (2) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th Business Day following consummation of the Exchange Offer that (A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a Participating Broker-Dealer and owns Notes acquired directly from the Company or an affiliate of the Company, the Company and the Subsidiary Guarantors shall comply with this Section 3.

(a)                                 Initial Shelf Registration.  The Company shall (and shall cause each Subsidiary Guarantor to), in lieu of (or in the case of clause (2) of the first paragraph of this Section 3, in addition to) conducting the Exchange Offer contemplated by Section 2, as promptly as practicable, file with the SEC a Registration Statement for an offering to be made on a continuous or delayed basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the “Initial Shelf Registration”) to which this Section 3 relates.  The Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to file with the SEC the Initial Shelf Registration within 30 days after such Initial Shelf Registration Statement filing obligation arises and shall use its commercially reasonable efforts to cause such Shelf Registration to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 90 days after such Initial Shelf Registration Statement filing obligation arises); provided, however, that if at any time the Company is or becomes a “well-known seasoned issuer” (as defined in Rule 405), then the Company and the Subsidiary Guarantors shall file the Initial Shelf Registration in the form of an automatic shelf registration statement as provided in Rule 405.  The Initial Shelf Registration shall be on an appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings).  The Company shall (and shall cause each Subsidiary

Guarantor to) use its commercially reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last sentence of Section 5(t)) (the “Effectiveness Period”), or such shorter period ending when (i) all Transfer Restricted Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration (ii) a Subsequent Shelf Registration covering all of the Transfer Restricted Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act or (iii) there cease to be any outstanding Transfer Restricted Securities.

(b)                                 Subsequent Shelf Registrations.  If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Subsidiary Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities (a “Subsequent Shelf Registration”).  If a Subsequent Shelf Registration is filed, the Company shall (and shall cause each Subsidiary Guarantor to) use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective.  As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration and any Subsequent Shelf Registrations.

(c)                                  Supplements and Amendments.  The Company shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement or by any underwriter of such Transfer Restricted Securities.

(d)                                 Provision of Information.    No Holder of Transfer Restricted Securities shall be entitled to include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company and the Trustee in writing, within 20 days after receipt of a written request therefor, such information as the Company and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Special Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.                                      Special Interest

(a)                                 The Company and each Subsidiary Guarantor acknowledges and agrees that the Holders of Transfer Restricted Securities will suffer damages if the Company or any Subsidiary Guarantor fails to fulfill its material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company and the Subsidiary Guarantors agree to pay Special Interest (as defined below) on the Notes under the circumstances and to the extent set forth below (each, a “Registration Default”) commencing on the first day on which the first Registration Default shall have occurred:

(i)                                     neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Target Date;

(ii)                                  the Company (and any Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 30 Business Days after the Effectiveness Target Date;

(iii)                               any Initial Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or any Subsequent Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder) and is not declared effective again within 30 days; or

(iv)                              the Exchange Offer Registration Statement or, if applicable, a Shelf Registration Statement, has been declared effective and such Registration Statement ceases to be usable by Holders of Transfer Restricted Securities, other than during any period that the Exchange Offer Registration Statement or Shelf Registration Statement is unusable as a result of (A) action taken by the Company or any of the Subsidiary Guarantors required by applicable law or (B) action taken by the Company or any of the Subsidiary Guarantors in good faith and for valid business reasons (not including avoidance of the Company’s or the Subsidiary Guarantor’s obligations hereunder) including, but not limited to the pending announcement of a material corporate transaction for which the Company has issued a written notice pursuant to Section 5(e)(iv) or (v) hereof (the

“Blackout Period”), provided that the Blackout Period shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

“Special Interest” shall mean an amount of interest that shall accrue over and above any stated interest at a rate of 0.25% per annum of the outstanding principal amount of such Notes for the first 90 days immediately following the first Registration Default, such Special Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period until all Registration Defaults have been cured as described below; provided, however, that the maximum Special Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the effectiveness of the Exchange Offer Registration Statement or Initial Shelf Registration (in the case of (a)(i) above), or (2) upon the exchange of Exchange Notes for all Notes tendered (in the case of (a)(ii) above), or upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of (a)(iii) above), or upon notice to the Holders of Transfer Restricted Securities that such Registration Statement or Exchange Offer Registration Statement is again usable (in the case of clause (a)(iv) above), such Registration Default shall be deemed cured and Special Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue.

(b)                                 The Company shall notify the Trustee within 3 Business Days after each and every date on which an event occurs in respect of which Special Interest is required to be paid (an “Event Date”).  Any amounts of Special Interest due pursuant to clause (a) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Special Interest commences to accrue.  The amount of Special Interest will be determined by multiplying the applicable Special Interest rate by the principal amount of the Notes outstanding, multiplied by a fraction, the numerator of which is the number of days such Special Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.                                      Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall (and shall cause each Subsidiary Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder, the Company shall (and shall cause each Subsidiary Guarantor to):

(a)                                 Prepare and file with the SEC as promptly as practicable, the Exchange Offer Registration Statement or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 3, a Shelf

Registration Statement as prescribed by Section 3, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration Statement is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing such Shelf Registration Statement or Prospectus or any amendments or supplements thereto the Company shall (and shall cause each Subsidiary Guarantor to), if requested, furnish to and afford the Holders of the Transfer Restricted Securities to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing).  The Company and each Subsidiary Guarantor shall not file any such Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or any such Participating Broker Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing within 5 Business Days after receipt thereof. A Holder’s objection to such filing shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act; provided, that this clause (a) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Transfer Restricted Securities or the Holders.

(b)                                 Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Transfer Restricted Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)                                  Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration

Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus.  The Company and each Subsidiary Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)                                 Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Company and each Subsidiary Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Company and the Subsidiary Guarantors hereby consent to the use of the Prospectus by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)                                  If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto and from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, the Company shall promptly notify in writing the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, and the managing underwriters, if any, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company or any Subsidiary Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) of any reasonable determination by the Company or any Subsidiary Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vi) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)                                   Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)                                  If (A) a Shelf Registration Statement is filed pursuant to Section 3, (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)                                 Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder , Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided that neither the Company nor any Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)                                     If (A) a Shelf Registration Statement is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)                                    If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(e)(v) or 5(e)(vi) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Company and the Subsidiary Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective as soon as possible.

(k)                                 Use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or the managing underwriter or underwriters, if any.

(l)                                     Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(m)                             If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Company and the Subsidiary Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Company and the Subsidiary Guarantors requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company and the Subsidiary Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company or any Subsidiary Guarantor.

(n)                                 If (1) a Shelf Registration Statement is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement.  Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder.  Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.  Each Inspector, each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and, to the extent practicable, use its commercially reasonable efforts to allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(o)                                 Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company with regard to any Applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(p)                                 If the Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by the Holders to the Company and the Subsidiary Guarantors (or to such other Person as directed by the Company and the Subsidiary Guarantors) in exchange for the Exchange Notes, the Company and the Subsidiary Guarantors shall mark, or caused to be marked, on such Transfer Restricted Securities that the Exchange Notes are being issued as substitute evidence of the indebtedness originally evidenced by the Transfer Restricted Securities; provided that in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

(q)                                 Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with FINRA.

(r)                                    Use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

(s)                                   The Company may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities as the Company may, from time to time, reasonably request in writing.  The Company may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 45 days, subject to Section 3(d)) hereof) after receiving such request.  Each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(t)                                    Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e)(ii), 5(e)(iv), 5(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the “Advice”) by the Company and the Subsidiary Guarantors that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Company and the Subsidiary Guarantors, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of the receipt of such notice.  In the event the Company and the Subsidiary Guarantors shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.                                      Registration Expenses

(a)                                 All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Subsidiary Guarantors shall be borne by the Company and the Subsidiary Guarantors, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 5(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes and determination of the eligibility of the Transfer Restricted Securities or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Transfer Restricted Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Company, the Subsidiary Guarantors and, subject to 7(b), the Holders, (v) fees and disbursements of all independent certified public accountants referred to in Section 5 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Company and the Subsidiary Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Company and the Subsidiary Guarantors, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Company and the Subsidiary Guarantors, (x) internal expenses of the Company and the Subsidiary Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company or the Subsidiary Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.  Each Holder shall be responsible for paying all agency fees and commissions and underwriting discounts and commissions, if any, relating to the sale or disposition of such Holder’s Securities pursuant to a Shelf Registration Statement.

(b)                                 The Company and the Subsidiary Guarantors shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in any Registration Statement.  The Company and the Subsidiary Guarantors shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note is being issued.

7.                                      Indemnification

(a)                                 Indemnification by the Company and the Subsidiary Guarantors.  The Company and the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Transfer Restricted Securities and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 7) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses arise from or are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company and the Subsidiary Guarantors by such Holder or Participating Broker-Dealer or their counsel expressly for use therein.

(b)                                 Indemnification by Holder.  In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company and the Subsidiary Guarantors in writing such information as the Company and the Subsidiary Guarantors reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective directors and each Person, if any, who controls the Company and the Subsidiary Guarantors (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such Losses have resulted solely from reliance upon any information so furnished in writing by such Holder to the Company and the Subsidiary Guarantors expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)                                  Conduct of Indemnification Proceedings.  If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (1) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary; (2) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (3) the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (4) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.  No Indemnifying Party will be required to indemnify any Indemnified Party for any amount paid or payable by the Indemnified Party in the settlement or compromise of, or entry into any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement, compromise or judgment is consented to by such Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d)                                 Contribution.  If the indemnification provided for in this Section 7 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 7), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 7(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Transfer Restricted Securities or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of the Transfer Restricted Securities held by each Holder hereunder and not joint.  The Company’s and Subsidiary Guarantors’ obligations to contribute pursuant to this Section 7(d) are joint and several.

The indemnity and contribution agreements contained in this Section 7 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

8.                                      Rules 144 and 144A

(a)                                 The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A.  Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(b)                                 Availability of Rule 144 Not Excuse for Obligations under Section 2.  The fact that holders of Transfer Restricted Securities may become eligible to sell such Transfer Restricted Securities pursuant to Rule 144 shall not (1) cause such Notes to cease to be Transfer Restricted Securities or (2) excuse the Company’s and the Guarantors’ obligations set forth in Section 2 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration Statement and Special Interest.

9.                                      Underwritten Registrations of Transfer Restricted Securities

If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Company.

No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.                               Miscellaneous

(a)                                 Remedies. In the event of a breach by either the Company or any of the Subsidiary Guarantors of any of their respective obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Agreement.  The Company and the Subsidiary Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or any of the Subsidiary Guarantors of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Company shall (and shall cause each Subsidiary Guarantor to) waive the defense that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company and each of the Subsidiary Guarantors have not entered, as of the date hereof, and the Company and each of the Subsidiary Guarantors shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof.  The Company and each of the Subsidiary Guarantors have not entered and will not enter into any agreement with respect to any of its securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities in circumstances that would adversely affect any Holders of Transfer Restricted Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)                                     if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Initial Purchasers as follows:

Wells Fargo Securities, LLC
550 S. Tryon Street, 5th Floor

Charlotte, North Carolina 28202
Facsimile No.: 704-410-4874
Attention:  High Yield Syndicate

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002
Attention: Keith Benson

(ii)                                  if to the Initial Purchasers, at the address specified in Section 10(d)(i);

(iii)                               if to the Company or any Subsidiary Guarantor, as follows:

Bonanza Creek Energy, Inc.

410 17th Street, Suite 1400

Denver, Colorado 80202

Attention:  General Counsel

with a copy to:

Mayer Brown LLP

700 Louisiana Street, Suite 3400

Houston, Texas 77002

Attention:  Dallas R. Parker

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; 5 Business Days after being deposited in the United States mail, postage prepaid, if mailed, one Business Day after being deposited in the United States mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITS AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(i)                                     Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                    Securities Held by the Company or Its Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)                                 Third Party Beneficiaries.  Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(l)                                     Entire Agreement.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company and the Subsidiary Guarantors on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BONANZA CREEK ENERGY, INC.

By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

BONANZA CREEK ENERGY OPERATING COMPANY, LLC

By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

BONANZA CREEK ENERGY RESOURCES, LLC

By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

BONANZA CREEK ENERGY MIDSTREAM, LLC

By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

BONANZA CREEK ENERGY UPSTREAM LLC

By:	/s/ Michael R. Starzer
	Name:	Michael R. Starzer
	Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

HOLMES EASTERN COMPANY, LLC

		By:	/s/ Michael R. Starzer
			Name:	Michael R. Starzer
			Title:	President and Chief Executive Officer

ACCEPTED AND AGREED TO:

WELLS FARGO SECURITIES, LLC

By:	/s/ Jeff Gore
Name:	Jeff Gore
Title:	Managing Director

Signature Page to Registration Rights Agreement

SCHEDULE I

INITIAL PURCHASERS

•                  Wells Fargo Securities, LLC

•                  J.P. Morgan Securities LLC

•                  KeyBanc Capital Markets Inc.

•                  RBC Capital Markets, LLC

•                  BMO Capital Markets Corp.

•                  IBERIA Capital Partners L.L.C.

•                  SG Americas Securities, LLC

•                  Scotia Capital (USA) Inc.

•                  SunTrust Robinson Humphrey, Inc.

•                  Global Hunter Securities LLC

•                  Credit Agricole Securities (USA) Inc.

•                  Capital One Southcoast, Inc.